SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

WD-40 COMPANY

(Exact Name of Registrant as specified in Charter)

Delaware	95-1797918
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1061 Cudahy Place, San Diego, California	92110
(Address of principal executive offices)	(Zip Code)

FOURTH AMENDED AND RESTATED

WD-40 COMPANY 1990 INCENTIVE STOCK OPTION PLAN

(Full title of the plan)

Garry O. Ridge

1061 Cudahy Place

San Diego, CA 92110

(Name and address of agent for service)

(619) 275-1400

(Telephone number, including area code, of agent for service)

Calculation of Registration Fee

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
No par common stock	1,500,000 shares	$28.26*	$42,390,000	$5,370.81*

*	Average of high and low prices reported on The Nasdaq Stock Market for July 12, 2004, used for purposes of fee calculation with respect to 1,500,000 shares for which exercise price of options is undetermined. Registration Fee calculated pursuant to Rule 457(c) and (h).

INCORPORATION OF REGISTRATION STATEMENTS

BEARING FILE NOS. 33-43174, 33-90972, 333-41247, and 333-64256

This Registration Statement covers additional securities of the same class and relating to the same employee benefit plan as those securities registered on previously filed Registration Statements, File Nos. 33-43174, 33-90972, 333-41247 (each as further updated by a Post-Effective Amendment No. 1 filed on December 17, 1999) and 333-64256, the contents of which are incorporated herein by this reference.

EXHIBITS

The following exhibits, including the attached opinion and consent, are required to be included in this Registration Statement under Part II, Item 8:

Exhibit No.	Description

Instruments Defining the Rights of Security Holders, Including Indentures

4.1	The Certificate of Incorporation is incorporated by reference from the Registrant’s Form 10-Q Quarterly Report filed January 14, 2000, Exhibit 3(a) thereto.

4.2	The By-Laws are incorporated by reference from the Registrant’s Form 10-Q Quarterly Report filed January 14, 2000, Exhibit 3(b) thereto.

Opinion Re Legality

5.0	Opinion of Gordon & Rees LLP dated July 6, 2004.

Consents of Experts and Counsel

23.0	Consent of PricewaterhouseCoopers LLP dated July 13, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on July 6, 2004.

REGISTRANT:

WD-40 COMPANY

By	/s/ Michael J. Irwin
Michael J. Irwin, Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

POWER OF ATTORNEY

KNOW ALL MEN AND WOMEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints Garry O. Ridge, Michael J. Irwin and Maria M. Mitchell, and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement on Form S-8 of WD-40 Company, a Delaware corporation, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

/s/ Garry O. Ridge
GARRY O. RIDGE, Director and President and Chief Executive Officer
(Principal Executive Officer)
July 6, 2004

/s/ John C. Adams
JOHN C. ADAMS, Director
July 6, 2004

/s/ Giles H. Bateman
GILES H. BATEMAN, Director
July 6, 2004

/s/ Richard A. Collato
RICHARD A. COLLATO, Director
July 6, 2004

/s/ Mario L. Crivello
MARIO L. CRIVELLO, Director
July 6, 2004

/s/ Linda Lang
LINDA LANG, Director
July 6, 2004

/s/ Gary L. Luick
GARY L. LUICK, Director
July 6, 2004

/s/ Kenneth E. Olson
KENNETH E. OLSON, Director
July 6, 2004

/s/ Gerald C. Schleif
GERALD C. SCHLEIF, Director
July 6, 2004

/s/ Neal E. Schmale
NEAL E. SCHMALE, Director
July 6, 2004

/s/ Edward J. Walsh
EDWARD J. WALSH, Director
July 6, 2004